UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 16, 2015

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2015, Otter Tail Power Company (“OTP”), a wholly owned subsidiary of Otter Tail Corporation (the “Company”), and OTP’s co-owners in the Coyote Station baseload generation plant, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc. and NorthWestern Corporation (collectively with OTP, the “Co-owners”), entered into a Second Amendment to Lignite Sales Agreement dated as of March 16, 2015 (the “Second Amendment”) with Coyote Creek Mining Company, L.L.C. (“CCMC”).  The Second Amendment amends the Lignite Sales Agreement dated as of October 10, 2012 (the “Agreement”), among the Co-owners and CCMC.  The Agreement was previously amended by a First Amendment to Lignite Sales Agreement dated as of January 30, 2014 between the Co-owners and CCMC (the “First Amendment”) (  the Agreement, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Amended Agreement”).

Under the Second Amendment, during any period between December 31, 2016 and the date on which CCMC makes initial deliveries of lignite, the Co-owners have agreed to pay the following costs of production as advance payments for lignite: depreciation and amortization charges on capital assets and CCMC’s obligations under its loans and leases.  The Co-owners and CCMC will agree to an amortization schedule for each loan provided by any of CCMC’s lenders in respect of a dragline, fixed capital assets, rolling stock and working capital, together with obligations relating to default interest, debt yield maintenance premium and any other amounts arising as a result of any optional prepayment, termination or default of the Amended Agreement or CCMC’s loans and leases.

In addition, in the event the Amended Agreement terminates prior to the expiration of its term or the production period terminates prior to December 31, 2040 and the Co-owners purchase from The North American Coal Corporation all of the outstanding membership interests of CCMC as required by the Agreement, the Co-owners have agreed in the Second Amendment to cause CCMC to satisfy, or (if permitted by CCMC’s applicable lender) assume, all of CCMC’s obligations owed to CCMC’s lenders under its loans and leases.

The Second Amendment also limits the right of the Co-owners to assign their rights and obligations under the Amended Agreement to certain third parties without the consent of CCMC’s lenders during any period in which CCMC’s obligations to its lenders remain outstanding.

The Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 15, 2012 and filed as Exhibit 10-J to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, and is incorporated herein by reference. The First Amendment is described in and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2014, and is incorporated herein by reference. The Second Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Second Amendment and the Amended Agreement is qualified in its entirety by reference to the full text of the Second Amendment and the Amended Agreement.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1
Second Amendment to Lignite Sales Agreement dated as of March 16, 2015 among Otter Tail Power Company, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., NorthWestern Corporation and Coyote Creek Mining Company, L.L.C.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: March 18, 2015
	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1
Second Amendment to Lignite Sales Agreement dated as of March 16, 2015 among Otter Tail Power Company, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., NorthWestern Corporation and Coyote Creek Mining Company, L.L.C.

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